Skadden, Arps, Slate, Meagher & Flom
333 West Wacker Drive
Chicago, IL  60606-1285
(312) 407-0700


                            February 28, 1996



Van Kampen American Capital
   Life Investment Trust
One Parkview Plaza
Oakbrook Terrace, Illinois 60181

                 Re:      Filing of Form 24f-2

Ladies and Gentlemen:

            We have acted as special counsel to Van Kampen American Capital Life Investment Trust (the "Trust"), a Delaware business trust, which was formerly known as American Capital Life Investment Trust, a Massachusetts business trust (the "Former Trust"), in connection with the filing of its Form 24f-2 (the "Form 24f-2") with the Securities and Exchange Commission (the "Commission"). As of September 16, 1995, the Former Trust was reorganized from a Massachusetts business trust into the Trust as a Delaware business trust, and the Trust has adopted and succeeded, pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to the registration statement and prior Rule 24f-2 notices of the Former Trust.

            The Trust sold 3,091,038 common shares of beneficial interest, $.01 par value per share (the "Shares"), for the Fund's fiscal year ended December 31, 1995, which shares were issued by the respective series of the Trust as listed on Exhibit A hereto. The Trust has informed us that the Shares were sold to, and the applicable registration fees will be paid by, registered separate accounts.

            In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
            (i) the Agreement and Declaration of Trust of the Trust dated May 10, 1995, as amended to the date hereof,

            (ii) the Certificate of Trust of the Trust dated May 31, 1995, as amended to the date hereof,

            (iii) the Certificate of Designation of each series as listed on Exhibit A hereto,

            (iv)   the By-laws of the Trust as amended to the date hereof,

            (v) the Agreement and Plan of Reorganization dated as of July 21, 1995 providing for the reorganization of the Former Trust into the Trust,


            (vi) each Post-Effective Amendment under the Securities Act and the Investment Company Act of 1940, as amended, to the Registration Statement of the Trust on Form N-1A, Commission File Nos. 33-00628 and 811-04425 filed with the Commission after December 31, 1994 and prior to the date hereof and the exhibits contained therein,

            (vii) copies of certain resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares and furnished to us by the Trust,

            (viii) such other agreements, documents, certificates and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers of the Trust or others.

            Members of this Firm are admitted to the practice of law in the State of Delaware and we express no opinion as to the law of any other jurisdiction.

            Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of Shares by the Trust have been validly authorized and, assuming certificates therefor have been duly executed and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares were validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Form
24f-2.

                          Very truly yours,


                           /s/ Skadden, Arps, Slate, Meagher & Flom





                                                         Exhibit A


                        Van Kampen American Capital
                           Life Investment Trust


Series Name:

Asset Allocation Fund
Domestic Income Fund
Emerging Growth Fund
Enterprise Fund
Global Equity Fund
Government Fund
Growth and Income Fund
Money Market Fund